Filed pursuant to Rule 424(b)(3)
                                               File No. 333-01623



SUPPLEMENT NO. 22 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)


                    PACCAR Financial Corp.

                 Medium-Term Notes, Series H

         Due from 9 months to 10 years from date of issue

 Interest payable each March 15 and September 15 and at maturity


                                                    INTEREST RATE
RANGE OF MATURITIES                                    PER ANNUM
-------------------                                 -------------


From 30 months to 38 months..............................6.86%

More than 38 months to 49 months.........................6.94%

More than 49 months to 59 months.........................7.11%


Dated:  April 25, 1997

Form of Note (check one):   Book Entry    [X]

                            Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.